Exhibit 10.77

TERM LOAN PROMISSORY NOTE

$10,500,000.00	Santa Rosa, California
July 15, 2010

FOR VALUE RECEIVED, the undersigned, ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, and ML RESOURCES, INC., a Hawaii corporation (collectively “Borrower”), hereby jointly and severally promise to pay to the order of AMERICAN AGCREDIT, PCA (“Lender”), at the times, place and in the manner designated in the “Credit Agreement” (as defined below), in lawful money of the United States of America and in immediately available funds, the principal amount of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000), together with interest on the unpaid principal amount of this Term Loan Promissory Note (the “Note”) outstanding from time to time from the date of this Note at the rate provided in the Credit Agreement.  All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Fourth Amended and Restated Credit Agreement dated as of July 15, 2010, between Borrower and Lender (as amended or modified from time to time, the “Credit Agreement”) between Borrower and Lender.

This Note is issued by Borrower to Lender pursuant to the Credit Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made.  This Note is subject to amendment only if and to the extent of an amendment of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable from Borrower to Lender in the amounts specified in the Credit Agreement, and, if not sooner paid in full, shall be due and payable on July 1, 2020, as specified in the Credit Agreement.  Borrower shall pay interest on the outstanding principal amount from time to time until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.  If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable.  Demand, presentment, protest, and notice of nonpayment and protest are hereby waived by Borrower.

This Term Loan Promissory Note and the indebtedness and obligations evidenced hereby are secured by the Mortgage and the Security Agreements described in the Credit Agreement.

This Note has been executed, delivered and accepted at Santa Rosa, California, and shall be governed by, and interpreted and construed in accordance with, the laws of the State of California.

ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership

By:	ML RESOURCES, INC., a Hawaii corporation, its managing general partner

By:	/s/ Dennis J. Simonis
Name:	Dennis J. Simonis
Title:	President

ML RESOURCES, INC., a Hawaii corporation

By:	/s/ Dennis J. Simonis
Name:	Dennis J. Simonis
Title:	President